Exhibit 21.1

Subsidiaries of Registrant

DDD, LLC - a Delaware limited liability company

ecoGSE GmbH - a German limited liability company

Genuine Zebra Technologies Trading (Shanghai) Co., Ltd. - a PRC limited liability company

Multispectral Solutions, Inc. - a Delaware corporation

Navis India Technologies Private Limited - a registered Indian limited liability company

Proveo Middle East FZC - a Ras Al Khaimah, UAE company

Swecoin AB - a Swedish corporation

ZES B.V.B.A. - a Belgian limited liability company

Zebra Enterprise Solutions GmbH- a German limited liability company (formerly proveo GmbH)

Zebra Enterprise Solutions Corp. - a California corporation (formerly WhereNet Corp.))

Zebra Enterprise Solutions Holdings LLC - a Delaware limited liability company (formerly Navis Holdings LLC)

Zebra Enterprise Solutions International Inc. - a Delaware corporation (formerly Navis International Inc)

Zebra Enterprise Solutions International LLC - a Delaware limited liability company (formerly Navis International LLC)

Zebra Enterprise Solutions LLC - a Delaware limited liability company (formerly Navis LLC)

Zebra Technical Services (Guangzhou) Co., Ltd. - a PRC limited liability company

Zebra Technologies AB - a Swedish corporation

Zebra Technologies Asia Holding Limited - a Mauritius company

Zebra Technologies Asia Pacific Pte. Ltd. - a Singapore limited liability company

Zebra Technologies Asia Pacific, LLC - a Delaware limited liability company

Zebra Technologies B.V. - a Netherlands limited liability company

Zebra Technologies Brazil, LLC - a Delaware limited liability company

Zebra Technologies de México, S. de R.L. de C.V. - a Mexican limited liability company

Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda. - a Brazilian limited liability company

Zebra Technologies Europe Limited - a U.K. corporation

Zebra Technologies India LLC - a Delaware limited liability company

Zebra Technologies India Private Limited - a India limited liability company

Zebra Technologies International, LLC - an Illinois limited liability company

Zebra Technologies Latin America, LLC - a Delaware limited liability company

Zebra Technologies Malaysia Sdn. Bhd. - a Malaysia limited liability company

Zebra Technologies Mexico, LLC - a Delaware limited liability company

Zebra Technologies Services S.r.l - an Italian corporation

Zebra Technologies Services Sp. Zoo - a Polish corporation

Zebra Technologies Sp. Zoo - a Polish corporation

Zebra Technologies Thailand LLC - a Delaware limited liability company

ZIH Corp. - a Delaware corporation